Exhibit 99.1

[DAVITA LOGO APPEARS HERE]

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
310 536-2420

DAVITA INC. COMPLETES REDEMPTION OF

7% CONVERTIBLE SUBORDINATED NOTES

El Segundo, California, October 14, 2003 – DaVita Inc. (NYSE:DVA) today announced that it completed the redemption of its remaining 7% Convertible Subordinated Notes due 2009 (“the Notes”). $144,474,000 principal amount of the Notes were redeemed for $154,643,000 in cash plus accrued interest. $526,000 principal amount of the Notes were presented to be converted into 16,030 shares of DaVita common stock.

DaVita is a leading provider of dialysis services for patients suffering from chronic kidney failure. The Company provides services at kidney dialysis centers and home peritoneal dialysis programs domestically in 33 states, as well as Washington, D.C. As of June 30, 2003, DaVita operates 539 outpatient facilities serving 47,000 patients, including 3,300 patients in 29 centers under third-party management.